Exhibit 5.3

May 7, 2012

Thompson Creek Metal Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO

80120 USA

Re:         Form S-3 Registration Statement

Dear Sirs:

We have acted as counsel to Thompson Creek Metal Company Inc. (the “Company”) in the Province of British Colombia, Canada (the “Province”), in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering by the Company of:  an indeterminate amount of: (A) common shares in its capital, no par value (the “Common Stock”); (B) its debt securities (“Debt Securities”) issued under one or more indentures (the “Indenture”) which will be filed as exhibits to the Registration Statement; (C)  first preferred shares in its capital, no par value, (the “Preferred Stock”), which may be represented by contractual entitlements to Preferred Stock (the “Depositary Shares”); (D) warrants; (E) stock purchase contracts; (F) stock purchase units; and (G) guarantees of obligations under the Debt Securities by one or more of the Company’s wholly-owned subsidiaries listed as additional registrants in the Registration Statement (each a “Subsidiary Guarantee” and collectively with (A) through (F), the “Securities”), or any combination of the foregoing, including a guarantee by the following subsidiaries incorporated in British Columbia, Canada (the “British Columbia Guarantors”): Berg General Partner Corp., Berg Metals Limited Partnership (“Berg LP”), Blue Pearl Mining Inc., Terrane Metals Corp. and Thompson Creek Services ULC.

The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectuses which form a part of the Registration Statement (collectively, the “Prospectus”) and as to be set forth in one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement;

(ii)           the Prospectus;

(iii)                               for each of the Company and the British Columbia Guarantors that is a corporation, its Certificate of Incorporation, Amalgamation or Continuance, Notice of Articles and Articles and, for Berg LP, its Certificate of Limited Partnership and Limited Partnership Agreement (collectively herein referred to as the “Constating Documents”);

(iv)                              the form of base indenture among the Company and Wells Fargo Bank, National Association (the “Trustee”), as trustee, and the form of supplemental indenture thereto, among the Company, the guarantors party thereto, and the Trustee, as trustee (together, the “Indenture”);

(v)                                 certain resolutions of the board of directors of each of (i) the Company (the “Board”) adopted on October 29, 2010 and May 4, 2012 (together, the “Company Resolutions”) relating to, amongst other matters, the registration of the Securities, and (ii) the British Columbia Guarantors adopted on May 4, 2012 (the “Guarantor Resolutions”) relating to, amongst other matters, the registration of the Securities; and

(vi)                              officer’s certificates of the Company and each of the British Columbia Guarantors (collectively, the “Officer Certificates”), as to certain factual matters affecting the Company or the British Columbia Guarantors, as applicable, and certifying copies of the Constating Documents and the Company Resolutions and Guarantor Resolutions, as applicable.

In addition, we have conducted such other investigations and examinations as we have deemed necessary to give the opinions hereinafter expressed, and we have examined originals, or copies identified to our satisfaction, of such minute books and other records of the Company and the British Columbia Guarantors, certificates of directors, officers and public officials and such other resolutions, certificates and documents as we have deemed necessary to give the opinions hereinafter expressed. We have also examined such other statutes and documents and have considered such questions of law as we have considered necessary for the purpose of rendering the opinions set forth below.

In arriving at the opinion expressed below, we have relied on, without independent investigation, and have assumed:

(i)                                     the genuineness of all signatures on each document that we have examined;

(ii)                                  the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

(iii)                               the legal power, capacity and authority of all natural persons signing in their individual capacity;

(iv)                              that the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company will take all necessary corporate action to approve the issuance, if any, of each respective Security (each, a “Board Action”) and such action will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Constating Documents, applicable laws of the Province, and the rules and regulations of the Toronto Stock Exchange;

(v)                                 that in the event the Securities will be sold pursuant to an underwriting or purchase agreement, such agreement will be filed as an exhibit to the Registration Statement under to a Current Report on Form 8-K; and

(vi)                              the accuracy of all factual matters contained in the Officer Certificates and the attachments thereto.

For the purposes of the opinion expressed in paragraph 6 below relating to the corporate existence of the Company and the British Columbia Guarantors that are corporate entities, we have relied on the Constating Documents of such entities and Certificates of Good Standing for such entities issued by the British Columbia Registrar of Companies dated May 4, 2012 and we have assumed no change in status of such entities from the date of such certificates.

For the purposes of the opinion expressed in paragraph 6 below relating to the status of Berg LP as a limited partnership, we have relied on the Constating Documents and the Letter of Status issued by the British Columbia Registrar of Companies on May 4, 2012 and we have assumed no change in its status since the date of such certificate.

Where used in this opinion, the expression “to our knowledge” or similar expression means the actual knowledge of lawyers in the Vancouver office of this firm who have had involvement in the transaction(s) which are the subject matter of this opinion or have otherwise devoted substantive attention to matters on behalf of the Company or the British Columbia Guarantors.

We express no opinion herein:

(i)                                     with respect to the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein which are in effect on the date hereof (“Applicable Law”); and

(ii)                                  for clarity, with respect to any federal or state law of the United States.

Additionally, we disclaim any obligation to advise the addressee of this opinion or any other person of any change in law or any fact which may come or be brought to our attention after the date hereof.  This opinion is rendered solely with respect to the laws of the Province and the federal laws of Canada applicable therein, as of the date hereof.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.             When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Constating Documents and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid and sufficient consideration therefor in accordance with the terms of such, or other applicable, Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares representing such Preferred Stock will be legally issued, fully paid and non-assessable.

2.             When the Depositary Shares and the underlying Preferred Stock have been duly authorized and established by applicable Board Action, in accordance with the terms of the Constating Documents and applicable law, and when: (i) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary; and (ii) the contractual entitlements representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid and sufficient consideration therefor in accordance with the terms of such, or other applicable, Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be legally issued, fully paid and non-assessable.

3.             With respect to the issuance of Common Stock, when: (i) the Board has taken the appropriate Board Action to approve and establish the terms of such Common Stock issuance and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (ii) upon issuance and delivery of the Common Stock against payment of valid and sufficient consideration therefor in accordance with the terms of such, or other applicable, Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

4.             With respect to stock purchase contracts, when: (i) the Board has taken the appropriate Board Action to approve and establish the terms of such stock purchase contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (ii) the stock purchase contracts have been duly executed and delivered in accordance with the applicable purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase contracts will be duly authorized and validly issued.

5.             With respect to stock purchase units, when: (i) the Board has taken the appropriate Board Action to approve and establish the terms of the stock purchase units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (ii) the stock purchase units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase units will be duly authorized and validly issued.

6.             The Company and each of the British Columbia Guarantors are validly existing under the laws of the Province, have all requisite corporate or limited partnership power, as applicable, to execute, deliver and perform their obligations under the Indenture and the Subsidiary Guarantee to which each such British Columbia Guarantor is a party; the execution and delivery of such documents by the British Columbia Guarantors and the performance of their obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, or to our knowledge, any order, judgment or decree applicable to such British Columbia Guarantors.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto.  Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  In addition, we also consent to Gibson, Dunn & Crutcher, LLP relying on this opinion for the purpose of delivering its opinion to the Company dated as of the date hereof, in respect of the Registration Statement.

Very truly yours,

/s/ Goodmans